EXHIBIT 1

 U.S. $100,000,000 (or the U.S. dollar equivalent at the time of issue in certain specified foreign currencies or currency units.)
                      CBI INDUSTRIES, INC.
                   MEDIUM-TERM NOTES, SERIES A

                     DISTRIBUTION AGREEMENT


April 19, 1994



LEHMAN BROTHERS INC.
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
SALOMON BROTHERS INC

c/o LEHMAN BROTHERS
LEHMAN BROTHERS INC.
3 World Financial Center, 12th Floor
New York, New York  10285-1200

Dear Sirs:

     CBI Industries, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") (which terms shall, for all purposes of this Agreement, include Lehman Special Securities Inc., an affiliate of Lehman Brothers Inc.) with respect to the issuance and sale by the Company of up to an aggregate of $100,000,000* in gross proceeds of its Medium-Term Notes, Series A (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of March 1, 1994 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and Chemical Bank, as trustee (the "Trustee").

     The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currency, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

     Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell the Notes directly on its own behalf, the Company hereby (i) appoints each of the Agents as the agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e) hereof.

     SECTION 1.  REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (defined herein) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

     (a) General. A registration statement on Form S-3 with respect to the Notes (i) has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Act and (iii) has become effective under the Act. If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of that registration statement as amended to date have been delivered by the Company to you as an Agent. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means that same registration statement when it becomes effective under the Act, including any documents incorporated by reference at that time; and "Prospectus" means the prospectus or prospectus supplement as filed with the Commission by the Company with the consent of the Agents pursuant to Rule 424(b) of the Rules and Regulations, relating to the offering and sale of the Notes. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Prospectus and incorporated by reference in such Prospectus. The Company has not received any order from the Commission or otherwise preventing or suspending the use of any Prospectus. For purposes of this Agreement, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act as applicable.

     (b)  Registration Statement, Prospectus and Indenture:
Contents. The Registration Statement and the Prospectus conform, and any post-effective amendment to the Registration Statement and the Prospectus as amended or supplemented, including any document filed by the Company after the Effective Date pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Notes ("Incorporated Documents"), will conform, as of the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Act (each a "Marketing Period"), in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations. The Indenture conforms to the requirements of, and has been qualified under, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations thereunder. The Registration Statement (as of the Effective Time) did not, and will not as of the applicable Representation Date and at all times during each Marketing Period, and any post-effective amendment thereto, the Prospectus and the Prospectus as amended or supplemented (including Incorporated Documents) as of the date of filing, and at all times during each Marketing Period, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to that part of the Registration Statement which consists of the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee or as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Trustee or the Agents specifically for inclusion therein.

     (c) No Defaults. Neither the Company nor any of its significant subsidiaries (as defined in Rule 405 of the Rules and Regulations) is in violation of its certificate of incorporation or by-laws or is in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole. The execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation the issuance and sale of the Notes by the Company, will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a breach or default under, any agreement, indenture or instrument, or result in a violation of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or of any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property.
Except as required by the Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

     (d) Due Organization: Company. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with an authorized and outstanding capital stock as set forth in the Prospectus, is qualified to do business as a foreign corporation and is in good standing in each of the several jurisdictions where such qualification is required for the conduct of its business or the lease or ownership of its principal properties and has all necessary power and authority to transact its business as described in the Prospectus.

     (e) Due Organization: Subsidiaries. Each of the subsidiaries of the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required for the conduct of its business or the lease or ownership of its principal properties, in each case except where the failure to be duly incorporated, in good standing or so qualified would not materially adversely affect the business of the Company and its subsidiaries taken as a whole. Each of the subsidiaries has all necessary power and authority to transact the business in which it is presently engaged.

     (f) Material Adverse Change. Except as set forth in or contemplated by the Registration Statement and the Prospectus, since the date of the latest audited financial statements of the Company included in the Registration Statement and Prospectus, there has not been any material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the results of operations or prospects of the Company and its subsidiaries taken as a whole; except as set forth in or contemplated by the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transactions, in each case material to the Company and its subsidiaries taken as a whole, since the respective dates as of which information is given in the Registration Statement and the Prospectus otherwise than in the ordinary course of business; and, there has been no change in the consolidated financial position of the Company and its subsidiaries since the date of the most recent audited balance sheet included or incorporated by reference in the Registration Statement except (i) changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the Company or (ii) changes described in or contemplated by the Registration Statement and the Prospectus.

     (g) Permits; Intellectual Property. The Company holds all material tariffs, licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof.

     (h) Ownership of Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to such of their personal property owned by them that is, when considered either individually or in the aggregate, necessary to the operations of the Company or any of its subsidiaries, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are, when considered either individually or in the aggregate, necessary to the operations of the Company or any of its subsidiaries, as the case may be, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (i) Legal Proceedings. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any litigation or governmental, administrative or other proceeding pending or threatened of a character which (a) could reasonably be expected to result in a judgment or decree having a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole, or (b) is required to be disclosed in the Registration Statement or the Prospectus.

     (j) Compliance with Law. The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject nor has it failed to obtain any tariff, license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain is likely to have a material adverse effect on the condition (financial or other), properties, prospective results of operations or net worth of the Company and its subsidiaries, taken as a whole.

     (k) Accountants. To the best of the Company's knowledge, Arthur Andersen & Co., whose report appears in the Company's Annual Report on Form 10-K for the most recent year which is incorporated in the Prospectus by reference, are independent public accountants as required by the Act and the Rules and Regulations.

     (l) Due Authorization. The filing of the Registration Statement and the execution and delivery of this Agreement and each applicable Purchase Agreement, if any, and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by the board of directors of the Company, and all necessary corporate action to authorize and approve the same has been taken. The Notes have been duly authorized and, when issued, authenticated and delivered pursuant to the Indenture against payment of the agreed upon consideration therefor pursuant to this Agreement, such Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which is in the form filed as an exhibit to the Registration Statement, and will be enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity; the Indenture has been duly authorized and is duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity; and the Indenture conforms and the Notes, when issued, will conform to the descriptions thereof contained in the Registration Statement and the Prospectus. None of the Notes will be, on the Closing Date, subject to any lien, claim, encumbrance, preemptive rights or any other claim of any third party, other than those created or incurred by any Agent.

     (m) Common Stock. All of the authorized shares of the Common Stock of the Company have been validly authorized and are fully paid and nonassessable with no personal liability attaching to the ownership thereof.

     (n) Financial Statements. The consolidated financial statements included or incorporated by reference as part of the Registration Statement or the Prospectus present fairly, and the financial statements in any Incorporated Document will present fairly, as of the applicable Representation Date and at all times during each Marketing Period, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared, and in the case of financial statements included in any Incorporated Document will be prepared, in conformity with generally accepted accounting principles applied on a consistent basis throughout the period or periods involved; and the supporting schedules included or incorporated by reference in the Prospectus present, and will present as of the applicable Representation Date and at all times during each Marketing Period, fairly and will present fairly the information required to be stated therein.

     (o) Documents Incorporated by Reference. Since the end of its latest fiscal year, the Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Sections 12, 13, 14 and 15(d) of the Exchange Act. The documents incorporated by reference into the Prospectus as of the respective dates of filing with the Commission were, and each Incorporated Document will be, prepared by the Company in conformity in all material respects with the requirements of the Exchange Act and the Rules and Regulations, and such documents have been timely filed, or in the case of Incorporated Documents will be timely filed, as required thereby. True copies of each of the documents incorporated by reference into the Prospectus have been, and Incorporated Documents will be, promptly delivered by the Company to the Agents.

     (p) Exhibits to Registration Statement. There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the Rules and Regulations which have not been filed as exhibits to the Registration Statement, or incorporated therein by reference as permitted by the Rules and Regulations, or that are required to be summarized in the Prospectus that are not so summarized.

     (q) Registration Rights. No person has the right to require the Company to register any securities for offering and sale under the Act by reason of filing of the Registration Statement with the Commission or the issue and sale of the Notes by the Company.

     (r) Price Manipulation. The Company has not taken and will not take, directly or indirectly, any action which is designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

     SECTION 2.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL

     (a) Appointment. Subject to the terms and conditions stated herein, the Company hereby appoints each of the Agents as the exclusive agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the exclusive agents of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. Except as otherwise provided herein, so long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of each such Agent, solicit or accept offers to purchase Notes otherwise than through one of the Agents provided, however, the Company expressly reserves the right to sell Notes directly to investors. Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

     (b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (i) banking institutions are generally authorized or obligated by law to close in The City of New York and (ii) The New York Stock Exchange, Inc. is closed for trading.

          Upon receipt of notice from the Company as contemplated by Section 3(c) hereof, each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised such Agent that such solicitation may be resumed.

     (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission, in the form of a discount, in accordance with the schedule set forth in Exhibit A hereto.

     (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

     (e) Purchases as Principal. Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement whether oral (and confirmed in writing by such Agent to the Company, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if any Agent purchases Notes as principal for resale such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agent may offer the Notes they have purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of 100% of the discount to be received by such Agent from the Company.
Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to Section 5 hereof.

     (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

     (g) Delivery of Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, not later than 10:00 A.M., Chicago time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

     SECTION 3.  COVENANTS OF THE COMPANY

     The Company covenants and agrees:

     (a) Delivery of Signed Registration Statement. To furnish promptly to the Agents and to counsel to the Agents a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all documents incorporated therein by reference and Incorporated Documents and all consents and exhibits filed therewith.

     (b) Delivery of Other Documents. To deliver promptly to the Agents such number of conformed copies of the Registration
Statement as originally filed and each amendment thereto and such number of the Prospectus, any amended or supplemented Prospectus, documents incorporated by reference in any of the foregoing documents and any Incorporated Documents, as the Agents may reasonably request.

     (c) Revisions to Prospectus - Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or the Prospectus or any supplement to the Prospectus that may be, in the judgment of the Agents, required by the Act or requested by the Commission and approved by the Agents.

     (d) Commission Filings. To timely file with the Commission during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (e) Copies of Filings with Commission. Prior to filing with the Commission during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus or (iii) any Incorporated Document in any of the foregoing or any amendment of or supplement to any such Incorporated Document, to furnish a copy thereof to the Agents and counsel to the Agents.

     (f) Notice to Agents of Certain Events. To comply with all requirements imposed by the Act necessary for the distribution of the Notes as contemplated by the provisions hereof and by the Prospectus and to make the requisite filings with the Commission pursuant to Rule 430A and to advise the Agents immediately (i) of such filings or when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus, an amendment to any documents incorporated by reference in the Prospectus, any Incorporated Document or any amendment thereto or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any document incorporated by reference in the Prospectus or any Incorporated Document, or of the initiation or threat of any stop-order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus or any Incorporated Document, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) of the happening of any event prior to the termination of the offering of the Notes that makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or that may require the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

     (g) Exchange Act Filings. Until the termination of the offering of the Notes, to timely file all documents, and any amendments to previously filed documents, required to be filed by it pursuant to Sections 12, 13, 14 or 15(d) of the Exchange Act.

     (h) Holdback. During the period beginning from the date of a Purchase Agreement and continuing to and including the date of delivery of the Notes with respect thereto, not to announce an offer for sale, make an offer for sale, sell or otherwise dispose of any debt securities of the Company which have terms substantially similar to the terms of the Notes, without the consent of the Agents.

     (i) Price Manipulation. The Company will not take, directly or indirectly, any action which is designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

     (j)  Stop Orders.  If, during any Marketing Period, the
Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

     (k) Earnings Statements. As soon as practicable, but not later than 18 months, after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of
Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Rules and Regulations under the Act).

     (l) Copies of Reports, Releases and Financial Statements. So long as any of the Notes are outstanding, to furnish to the Agents, not later than the time the Company makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

     (m) Blue Sky Qualifications. To endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the securities laws of such jurisdiction as the Agents may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

     (n) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and to file such Pricing Supplement pursuant to Rule 424 under the Act with the Commission.

     SECTION 4.  PAYMENT OF EXPENSES

     The Company will pay:

               (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection,

               (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto,

          (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act,

               (iv) the costs of distributing the Registration
     Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), each Prospectus, any supplement or amendment to any Prospectus and any documents incorporated by reference in any of the foregoing documents,

               (v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Company, and their respective counsel,

               (vi) the costs and fees in connection with the listing of the Notes on any securities exchange,

               (vii) the costs and fees in connection with any filings with the National Association of Securities Dealers
     Inc.,

               (viii) the fees and disbursements of counsel to the Company and counsel to the Agents,

               (ix) the fees paid to rating agencies in connection with the rating of the Notes,

               (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including fees and expenses of counsel for the Agents in connection therewith),

               (xi) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company, and

               (xii) all other costs and expenses arising out of the transactions contemplated hereunder and incident to the performance of the Company's obligations under this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

     SECTION 5.  CONDITIONS OF OBLIGATIONS OF AGENTS

     The obligation of the Agents, as the agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of the any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

     (a) Registration Statement. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 3(l) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus (or any document incorporated by reference therein) without first allowing the Agents and their counsel reasonable opportunity to comment thereon.

     (b) No Suspension of Sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(m) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

     (c) No Material Omissions or Untrue Statements. The Agents shall have not have discovered and disclosed to the Company that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (d) Legal Matters Satisfactory to Counsel. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, any amendments thereto, each Prospectus, any supplements thereto (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (e) Opinion of Company Counsel. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of the General Counsel of the Company, in form and substance satisfactory to the Agents and their counsel, to the effect that:

               (i) Each of the Company, Chicago Bridge & Iron Company ("Chicago Bridge") and LC Industries, Inc. ("Liquid Carbonic"), Chicago Bridge and Liquid Carbonic being wholly owned subsidiaries of the Company, has been duly incorporated and is validly existing in good standing as a corporation under the laws of Delaware, Illinois and Delaware, respectively, and each is duly qualified to do business and in good standing in each of the other United States jurisdictions where such qualification is required for the conduct of its business or ownership of its properties and where the failure to be so qualified could reasonably be expected to have a material adverse effect upon the Company and its subsidiaries taken as a whole;

               (ii) The Notes have been duly authorized and, when issued, authenticated and delivered pursuant to the Indenture against payment of the agreed upon consideration therefor pursuant to this Agreement, such Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which is in the form filed as an exhibit to the Registration Statement, and will be enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity; the Indenture has been duly authorized and is duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms as modified by applicable law, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity; and the Indenture conforms and the Notes, when issued, will conform to the description thereof contained in the Registration Statement and the Prospectus;

               (iii)     The Registration Statement and any
     amendments thereto and Prospectus and any supplements thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder, and the documents incorporated (or deemed to be incorporated) by reference in the Prospectus and the Incorporated Documents (if any) when filed with the Commission appear on their face to have been appropriately responsive to the requirements of the Exchange Act and the Rules and Regulations thereunder, except that no opinion need be expressed as to the financial statements, schedules and other financial data contained in any of those documents;

               (iv) Such counsel has no reason to believe that the Registration Statement (except as to the financial statements, schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion) at the time it became effective or the Prospectus or any amendments or supplements thereto contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

               (v) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or threatened;

               (vi) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries has any litigation or governmental, administrative or other proceeding, pending or threatened, which are not disclosed in the Prospectus and which are of a character that ought to be disclosed in the Prospectus;

               (vii) To the best of such counsel's knowledge, there are no contracts to which the Company or any of its subsidiaries is a party which are required to be filed as exhibits to the Registration Statement and are not so filed or required to be summarized therein and are not so summarized;

               (viii) The statements made in the Prospectus under the caption "Description of the Notes," insofar as they purport to summarize the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by Form S-3;

               (ix) Neither the Company, Chicago Bridge or Liquid Carbonic is in violation of its certificate of incorporation or by-laws, or, to the best of such counsel's knowledge, in default under any material agreement, indenture or instrument; and

               (x) This Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries (which creation or imposition would have a material adverse effect on the Company and its subsidiaries taken as a whole) pursuant to the terms of, or constitute a breach or default under, any agreement, indenture or instrument known to such counsel, or result in a material violation of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their property; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Company, except such as may be required by the Act, the Exchange Act, the Trust Indenture Act and state securities laws.

     (f) Officers' Certificate. The Company shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date, of its President and its Executive Vice President-Finance and Chief Financial Officer, certifying that:

               (i)  There are no legal or governmental
     administrative or other proceedings pending or threatened against the Company or its subsidiaries of a character required to be disclosed in the Prospectus which are not disclosed therein;

               (ii) The representations and warranties of the Company contained herein are true and correct as of the Closing Date; that the Company has complied with all of its agreements herein contained; and that the conditions set forth in subparagraphs (a), (b), (d), (e), (g), (h), (i) and (j) of this Section 5 have been fulfilled;

               (iii) Since the date of the latest audited financial statements of the Company included in the Prospectus, there have been no material transactions not in the ordinary course of business entered into by the Company or its subsidiaries not reflected in the Registration Statement, as amended, or Prospectus, as supplemented, and since the date of the latest audited financial statements of the Company included in the Prospectus, there have been no material adverse changes in the financial condition of the Company and its subsidiaries taken as a whole or in their consolidated financial position or net assets as shown in the Registration Statement and Prospectus other than as referred to or contemplated in the Registration Statement and the Prospectus; and

               (iv) They have carefully examined the Registration Statement, the Prospectus and the documents incorporated therein and (A) as of the effective date of the Registration Statement, the Registration Statement, the Prospectus and such incorporated documents did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus or in an Incorporated Document that has not been set forth in such a supplement or amendment or in an Incorporated Document.

     (g) Accountant's Letter. The Company shall have furnished to the Agents on the Closing Date, a letter from Arthur Andersen & Co., addressed jointly to the Company and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards ("SAS") No. 72, in form and substance reasonably satisfactory to the Agents confirming that they are independent accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and applicable published Rules and Regulations;

          (ii) In their opinion, the financial statements and schedules audited by them and included or incorporated by reference in the Prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

          (iii) They have made a review of any unaudited interim financial information included in the Prospectus in accordance with standards specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed financial statements as indicated in their report or reports attached to such letter;

        (iv) On the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) any material modifications should be made to the unaudited financial statements included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) the unaudited financial statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (C) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Prospectus;

               (D) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock, any increase in short-term indebtedness or long-term debt of the Company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (E) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, total or per share income, income before extraordinary items or net income, or in the ratio of earnings to fixed charges;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (v) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

     (h) Opinion of Agents' Counsel. The Agents shall have received from Mayer, Brown & Platt, counsel to the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement (including the description contained therein under the heading "Certain United States Federal Income Tax Consequences"), the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

     (i)  Additional Conditions.  There shall not have occurred:
(i) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company which, in the opinion of the Agents, materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a general moratorium on commercial banking activities declared by Federal, Illinois or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions of the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement, as the case may be.

     (j)  Other Information and Documentation.  Prior to the
Closing Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Agents.

     SECTION 6.  ADDITIONAL COVENANTS OF THE COMPANY

     The Company covenants and agrees that:

     (a) Acceptance of Offer Affirms Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in the most recent certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

     (b) Subsequent Delivery of Officers' Certificates. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall submit to the Agents a certificate,
(i) as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in
Section 5(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time).

     (c) Subsequent Delivery of Legal Opinions. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of the General Counsel of the Company, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same effect as the opinion referred to in
Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

     (d) Subsequent Delivery of Accountant's Letters. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information, each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this
Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information, the Company shall cause Arthur Andersen & Co. (or other independent accountants of the Company acceptable to the Agents) to furnish the Agents, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same effect as the letter referred to in Section 5(g) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

     (e) Opinion on Settlement Date. On any settlement date for the sale of Notes, the Company shall, if requested by the Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Agent with a written opinion of the General Counsel of the Company, dated such settlement date, in form satisfactory to such Agent, to the effect set forth in Section 5(e) hereof, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and such Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

     SECTION 7.  INDEMNIFICATION AND CONTRIBUTION

     (a) Indemnification of Agent. The Company shall indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act (a "controlling person") from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulations, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and controlling person for any legal and other expenses reasonably incurred by such Agent or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Form T-1 or made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein; provided further, that as to any prospectus included in the Registration Statement before it became effective under the Act (a "Preliminary Prospectus") or any preliminary prospectus supplement, this indemnity agreement shall not inure to the benefit of any Agent on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Agent if that Agent failed to send or give a copy of the Prospectus to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 3(b). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or controlling person.

     (b) Indemnification of the Company. Each Agent shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any of its directors, officers or controlling persons.

     (c) Notice. Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereon with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Agents shall have the right to employ counsel to represent the Agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this Section if, in the reasonable judgment of the Agents, there may be legal defenses available to the Agents which are different from or additional to those available to the Company or that there exists some conflict of interest between the interest of the Agents and the Company with respect to such claim that makes separate representation desirable in the reasonable judgment of the Agents, and in the event of the foregoing the reasonable fees and expenses of such separate counsel shall be paid by the Company. It is understood, however, in connection with the Company's undertaking in the preceding proviso, that the Company shall not be liable for the expenses of more than one separate counsel representing the Agents or their respective controlling persons who are parties to the claim referred to in such proviso. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and any Agent on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and any Agent on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bears to the total commissions received by such Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of the Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


     SECTION 8.  STATUS OF EACH AGENT

     In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

     SECTION 9.     REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO
                    SURVIVE DELIVERY

     The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of any payment for any of the Notes.

     SECTION 10.  TERMINATION

     This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties thereto provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c), 3(d), 3(h), 3(i), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.

     SECTION 11.    SALES OF NOTES DENOMINATED IN A FOREIGN
                    CURRENCY AND INDEXED NOTES

     If at any time the Company and any of the Agents shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. Dollars, which other currency may include a composite currency, or with respect to which an index is used to determine the amounts of payments of principal and any premium or interest, the Company and such Agent shall execute and deliver an Amendment (a "Foreign Currency Amendment" or "Indexed Note Amendment," as the case may be) in the form attached hereto as Exhibit D. Such amendment shall establish, as appropriate additions and modifications that shall apply to the sales, whether offered on an agency or principal basis, of the Notes covered thereby. The Agents are authorized to solicit offers to purchase Notes with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Company shall agree to any sales of such Notes (whether offered on any agency or principal basis), only in a minimum aggregate amount of $2,500,000.

     SECTION 12.    NOTICES

     Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to it as follows: Lehman Brothers, 3 World Financial Center, 12th Floor, New York, New York 10285-1200, Attention: Medium Term Note Department, Roger A. Blissett, Telephone No.: (212) 298-2040; Telecopy No.: (212) 528-1718; Merrill Lynch & Co., World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310,
Attention: MTN Product Management, Telephone No.: (212) 449-7474; Telecopy No.: (212) 449-2234; Salomon Brothers Inc, Seven World Trade Center, 31st Floor, New York, New York 10048, Attention:
Medium Term Note Group, Telephone No.: (212) 783-5897; Telecopy
No.: (212) 783-2274; notices to the Company shall be directed to it as follows: 800 Jorie Boulevard, Oak Brook, Illinois 60521-2268,
Attention:  Vice President and Treasurer.

     SECTION 13.    BINDING EFFECT; BENEFITS

     This Agreement shall be binding upon each Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and
(b) the indemnity agreement of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 14.    GOVERNING LAW; COUNTERPARTS

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for the laws of such state with respect to the conflicts of law doctrine. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     SECTION 15.    PARAGRAPH HEADINGS

     The paragraph headings used in this Distribution Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                         Very truly yours,

                         CBI INDUSTRIES, INC.



                         By:    /S/ G.L. Schueppert
                         Title: Executive Vice President-Finance

CONFIRMED AND ACCEPTED,
as of the date first above written:


LEHMAN BROTHERS INC.


By:  /S/ Robert S. Karlblom
Title:  Managing Director


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:  /S/ Thomas R. Williams
Title:  Director





SALOMON BROTHERS INC


By:  /S/ Anne Clarke Wolff
Title:  Vice President

                            EXHIBIT A

                      CBI INDUSTRIES, INC.
                   MEDIUM-TERM NOTES, SERIES A
                      SCHEDULE OF PAYMENTS


     The Company agrees to pay each Agent a commission equal to the following percentages of the aggregate U.S. dollar equivalent of the principal amount of Notes:

TERM                                         COMMISSION RATE

9 months to less than 12 months              .125%
12 months to less than 18 months             .150%
18 months to less than 2 years               .200%
2 years to less than 3 years                 .250%
3 years to less than 4 years                 .350%
4 years to less than 5 years                 .450%
5 years to less than 6 years                 .500%
6 years to less than 7 years                 .550%
7 years to less than 10 years                .600%
10 years to less than 15 years               .625%
15 years to less than 20 years               .675%
20 years to 30 years                         .750%
More than 30 years                              */

*/   In the case of maturities in excess of 30 years, commissions and discount will be agreed upon by the Company and the relevant
Agent at the time of sale.

                            EXHIBIT B

                      CBI INDUSTRIES, INC.
                   MEDIUM-TERM NOTES, SERIES A

                    ADMINISTRATIVE PROCEDURES



     Medium-Term Notes, Series A, due nine months or more from date of issue (the "Notes") are to be offered on a continuing basis by CBI Industries, Inc. (the "Company"). Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc, as agents (each an "Agent" and collectively, the "Agents"), which shall include Lehman Special Securities Inc., an affiliate of Lehman Brothers Inc., have each agreed to use their reasonable best efforts to solicit offers to
purchase the Notes.   The Notes are being sold pursuant to a
Distribution Agreement between the Company and the Agents dated ____________________________ ___, 1994 (as it may be supplemented or amended from time to time, the "Distribution Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued under the Company's Indenture, dated as of March 1, 1994, between the Company and Chemical Bank, as trustee (the "Trustee"), as heretofore supplemented. The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "Commission"). Terms defined in the Prospectus relating to the Notes (the "Prospectus", which term shall include any Prospectus Supplement relating to the Notes and any Pricing Supplement relating to an applicable Note) and in the Distribution Agreement shall have the same meaning when used in this exhibit.

     The Notes will be issued either (a) in certificated form (each, a "Certificated Note") delivered to the purchaser thereof or a person designated by such purchaser or (b) in book-entry form (each, a "Book-Entry Note") represented by one or more fully registered global Notes (each, a "Global Security") delivered to the Trustee, as agent for the Depositary Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

     General procedures relating to the issuance of all Notes are set forth in Part I hereof. Certificated Notes will be issued in accordance with the procedures set forth in Part II, as supplemented, in the case of Certificated Notes denominated other than in U.S. dollars ("Multi-Currency Notes"), by Part III. Book-Entry Notes will be issued in accordance with the procedures set forth in Part IV.

     Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Vice President and Treasurer. Administrative procedures for the offering are explained below.

PART I:   PROCEDURES OF GENERAL APPLICABILITY

     PRICE TO PUBLIC

     Each Note will be issued at 100% of principal amount, unless otherwise determined by the Company.

     DATE OF ISSUANCE

     Each Note will be dated and issued as of the date of its authentication by the Trustee.

     MATURITIES

     Each Note will mature on a day at least nine months or more from the date of issuance selected by the purchaser and agreed upon by the Company. Each Floating Rate Note (as defined below) will mature on an Interest Payment Date (as defined below).

     REGISTRATION

     Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note.

     INTEREST PAYMENTS

     Each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from its issue date at the annual rate stated on the face thereof, payable in the case of Fixed Rate Notes other than Amortizing Notes (as defined below), unless otherwise specified in an applicable Pricing Supplement, on June 15 and December 15 of each year (each an "Interest Payment Date" with respect to such Fixed Rate Note) and at Stated Maturity or upon redemption, if applicable.

     Special provisions are set forth in the Prospectus relating to Notes bearing interest at a rate or rates determined by reference to an interest rate formula ("Floating Rate Notes") at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein (each an "Interest Payment Date" with respect to such Floating Rate Note).

     Unless otherwise specified in an applicable Pricing Supplement, interest on Fixed Rate Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months.
Unless otherwise specified in an applicable Pricing Supplement, interest will be payable to the person in whose name such Note is registered at the close of business on May 31 or November 30 (whether or not a Business Day) with respect to Fixed Rate Notes other than Amortizing Notes or the fifteenth day (whether or not a Business Day) next preceding an Interest Payment Date with respect to Floating Rate Notes (the "Record Dates") next preceding the respective Interest Payment Date; provided, however, that interest payable at Stated Maturity will be payable to the person to whom principal shall be payable. Payments of principal and interest on Notes for which payments of principal and interest are made in equal installments over the life of the security ("Amortizing Notes"), will be made either quarterly on each March 15, June 15, September 15 and December 15 or semiannually on each June 15 and December 15 as set forth in the applicable Pricing Supplement, and at maturity or upon earlier redemption or repayment. Such payments will be payable to the person in whose name such Amortizing Note is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding the respective Interest Payment Date. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent Holders. Any payment of principal and interest on any such Note required to be paid on an Interest Payment Date or at Stated Maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. All interest payments (and, in the case of Amortizing Notes, principal payments) excluding interest payments and, in the case of Amortizing Notes, principal payments made at Stated Maturity or upon redemption, if applicable, will be made by check mailed to the person entitled thereto as provided above, or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, the holder of $10 million or more in aggregate principal amount of Notes of like tenor and terms with the same Interest Payment Date may request payment by wire transfers.

     On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Company with the total amount of the interest payments and, in the case of Amortizing Notes, principal payments, to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company's Treasury Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Trustee not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

     ACCEPTANCE AND REJECTION OF OFFERS

     The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer to purchase Notes in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.

     SETTLEMENT

     The receipt of immediately available funds in U.S. dollars by the Company in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement." All offers accepted by the Company will be settled from one to five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date; provided, however, that the Company will so notify the Trustee of any such later date on or before the Business Day immediately prior to the Settlement date.

     PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

     The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Company accepts an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement in the form previously approved by the Agents, reflecting the terms of such Notes and, after approval from the Presenting Agent, will arrange to have copies of such Pricing Supplement (together with the Prospectus, if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to the Presenting Agent (as defined below). See "Delivery of Prospectus." No settlements with respect to Notes upon such terms may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

     If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so "posted." Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company accepts an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Presenting Agent, will arrange to have copies of such Pricing Supplement (together with the Prospectus if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Presenting Agent. See "Delivery of Prospectus."

No settlements at the posted rates may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

     SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

     In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

     DELIVERY OF PROSPECTUS

     A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or together with the earlier of the delivery by the Agents of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing Supplements should be delivered by telecopy to Lehman Brothers, Prospectus Delivery Department, Attn: Andrea Springer,
Telecopy: (212) 464-6960 and hard copies via overnight delivery to Lehman Brothers Inc., Medium-Term Note Department, Attn: Roger A. Blissett; Merrill Lynch & Co., World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Attention: MTN Product Management, Telephone No.: (212) 449-7474; Telecopy No.: (212) 449-2234; Salomon Brothers Inc, Seven World Trade Center, 31st Floor, New York, New York 10048, Attention: Medium Term Note Group, Telephone No.: (212) 783-5897; Telecopy No.: (212) 783-2274. If,
since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Company will make all such deliveries with respect to all Notes sold directly by the Company.

     REDEMPTION AND REPAYMENT

     Unless one or more Redemption Dates are specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If one or more Redemption Dates are so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of the Company at the specified Redemption Price applicable to the Redemption Period during which such Note is to be redeemed, together with interest accrued to the Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. In the event of a redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to Stated Maturity or that such Note will be repayable at the option of the holder on a date or dates specified prior to Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

     In order for a Note that is subject to repayment at the option of the Holder to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (a) appropriate wire instructions and (b) either (i) the Note with the form entitled "Option to Elect Repayment" attached to the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" attached to the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of a Note shall be irrevocable, except as otherwise described under "Interest Rate Reset" and "Extension of Maturity" in the Prospectus Supplement. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and nonappealable.

     If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of such Note, as specified in the applicable Pricing Supplement, as of the Redemption Date or the date of repayment, as the case may be.

AUTHENTICITY OF SIGNATURES

     The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees and agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

ADVERTISING COSTS

     The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of the Company will be paid by the Company.

BUSINESS DAY

     "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that in the City of New York is not a day on which banking institutions are authorized or required by law or regulation to close, and with respect to Notes as to which LIBOR is an applicable Base Rate, is also a London Business Day. "London Business Day" means any day (a) on which dealings in deposits in the Specified Currency are transacted in the London interbank market, (b) if the Indexed Currency is other than the ECU, on which dealings in deposits in such Indexed Currency are transacted in the London interbank market or (c) if the Indexed Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made. "Market Day" shall mean, with respect to any Note other than any LIBOR Note, any Business Day in the City of New York and, with respect to any LIBOR Note, any Business Day in the City of New York which is also a London Business Day.

PART II:   PROCEDURES FOR CERTIFICATED NOTES

     CURRENCY

     Certificated Notes will be denominated in U.S. dollars or in one or more foreign currencies or foreign currency units, as specified in the applicable Pricing Supplement. For special procedures relating to Multi-Currency Notes, see Part III hereof.

     REGISTRATION

     Certificated Notes may be presented for registration of transfer or exchange at the Trustee's New York office.

     DENOMINATIONS

     Except as provided in the applicable Pricing Supplement, Certificated Notes will be issued and payable in U.S. dollars in the denomination of $1,000 and any larger denomination which is an integral multiple of $1,000.

     MATURITY

     Upon presentation of each Certificated Note at Maturity the Trustee (or any duly appointed Paying Agent) will pay the principal amount thereof, together with accrued interest due at maturity. Such payment shall be made in immediately available funds in U.S. dollars, provided that the Certificated Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.

     SETTLEMENT PROCEDURES

     In the event of a purchase of Certificated Notes by an Agent, as principal, appropriate Settlement details will be as set forth below unless such details are set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

     In the event of the sale of a Certified Note that is a Multi-Currency Note or an Indexed Note, whether the sale is through an Agent or to an Agent, as principal, additional or different
Settlement details may be set forth in an amendment to these administrative procedures to be entered into between such Agent and the Company.

     Other than as contemplated above, Settlement procedures with regard to each Certificated Note sold through each Agent shall be as follows:

     A.   Such Agent (the "Presenting Agent") will advise the
Company by telephone, telex or facsimile, of the following
Settlement information:

          1.   Exact name in which the Note is to be registered
               ("Registered Owner").

          2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

          3.   Taxpayer identification number of the Registered
               Owner.

          4.   Principal amount of the Note (and, if multiple
               Notes are to be issued, denominations thereof).

          5.   Settlement date.

          6. Stated Maturity and, if the Company has the option to extend the Stated Maturity, the Extension
               Periods and the Final Maturity Date.

          7.   Issue Price and any OID information.

          8.   Trade Date/Original Issue Date.

          9.   If such Note is a Fixed Rate Note, whether such
               Note is an Amortizing Note.

          10. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

               (a)  Fixed Rate Certificated Notes:

                         (i)       interest rate
                         (ii)      interest payment dates, if
                                   other than as specified above
                         (iii)     date or dates, if any, on which
                                   the interest rate may be reset
                                   and the basis or formula, if
                                   any, for such resetting
                         (iv)      overdue rate, if any

               (b)  Floating Rate Certificated Notes:

                         (i)       interest rate basis
                         (ii)      initial interest rate
                         (iii)     spread or spread multiplier, if
                                   any
                         (iv)      date or dates, if any, on which
                                   the spread or spread multiplier
                                   may be reset and the basis or
                                   formula, if any, for such
                                   resetting
                         (v)       interest rate reset periods
                         (vi)      interest payment dates
                         (vii)     index maturity
                         (viii)    maximum and minimum interest
                                   rates, if any
                         (ix)      record dates
                         (x)       interest determination dates
                         (xi)      overdue rate, if any.

          11. The date on or after which the Certificated Notes are redeemable at the option of the Company or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

          12.  Wire transfer information.

          13. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

          14.  That the Note will be a Certificated Note.

     B. The Company will confirm the above Settlement information to the Trustee by telephone, telex or facsimile, and the Trustee will assign a Note number to the transaction. If the Company rejects an offer, the Company will promptly notify the Presenting Agent and the Trustee by telephone.

     C. The Trustee will complete the first page of the preprinted 4-ply Certificated Note packet, the form of which was previously approved by the Company, the Agents and the Trustee.

     D. The Trustee will deliver the Certificated Note (with the attached white confirmation) and the yellow and blue stubs to the Presenting Agent. The Presenting Agent will acknowledge receipt of the Certificated Note by completing the yellow stub and returning it to the Trustee.

     E. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars in the amount of the principal amount of the Certificated Note, less the applicable commission or discount, if any.

     F. The Presenting Agent will deliver the Certificated Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Certificated Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Certificated Note with or prior to any written offer of Certificated Notes, delivery of the Certificated Note and the confirmation and payment by the purchaser for the Certificated Note.

     G. The Presenting Agent will obtain the acknowledgment of receipt for the Certificated Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

     H.   The Trustee will mail the pink stub to the Company's
Treasurer.

     SETTLEMENT PROCEDURES TIMETABLE

     For offers to purchase Certificated Notes accepted by the
Company, Settlement procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:
SETTLEMENT
PROCEDURE                          TIME (NEW YORK)

A                                  5 PM on the Trade Date
B                                  3 PM on the Business Day prior
                                   to Settlement Date
C-D                                12 Noon on the Settlement Date
E                                  2:15 PM on the Settlement Date
F-G                                3 PM on the Settlement Date
H                                  5 PM on Business Day after the
                                   Settlement Date

     FAILS

     In the event that a purchaser of a Certificated Note shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Trustee and the Company's Treasurer by telephone, confirmed in writing, of such failure and return the Certificated Note to the Trustee. Upon the Trustee's receipt of the Certificated Note from the Presenting Agent, the Company will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Certificated Note pursuant to advances made by the Agent. Such returns will be made on the Settlement Date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement Date. The Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Certificated Note in respect of which the default occurred, the Trustee will mark the Certificated Note "cancelled," make appropriate entries in its records and deliver the Certificated Note to the Company with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Certificated Note which the purchaser does not accept or make payment for.

III: SPECIAL ADMINISTRATIVE PROCEDURES FOR MULTI-CURRENCY NOTES

     Unless otherwise set forth in an applicable Foreign Currency Amendment, the following procedures and terms shall apply to Multi-Currency Notes in addition to, and to the extent inconsistent therewith in replacement of, the procedures and terms set forth above.

     DENOMINATIONS

     The authorized denominations of any Multi-Currency Note will be the amount of the Specified Currency for such Multi-Currency Note equivalent at the noon buying rate in the City of New York for cable transfers for such Specified Currency (the "Market Exchange Rate") as certified for customs purposes by the Federal Reserve Bank of New York on the first Business Day in the City of New York and the country issuing such currency (or, in the case of ECUs, Brussels) next preceding the date on which the Company accepts the offer to purchase such Multi-Currency Note, to U.S. $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency.

     CURRENCIES

     Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Multi-Currency Notes will be made in the applicable Specified Currency; provided, however, that payments of principal of (and premium, if any) and interest on Multi-Currency Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) at the option of the Holders thereof under the procedures described below and (ii) at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described below.

     PAYMENT OF PRINCIPAL AND INTEREST

     If so specified in the applicable Pricing Supplement, except as provided in the next paragraph, payments of interest and principal (and premium, if any) with respect to any Multi-Currency Note will be made in U.S. dollars if the Holder of such Note on the relevant Regular Record Date or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee at its Corporate Trust Office in The City of New York on or prior to such Regular Record Date or the date 15 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made with respect to any Multi-Currency Note by a Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to such Multi-Currency Note payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the date 15 days prior to Maturity, as the case may be. Holders of Multi-Currency Notes whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

     The U.S. dollar amount to be received by a Holder of a Multi-Currency Note who elects to receive payments in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Currency Determination Agent (as defined below) as of noon New York City time on the third Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Multi-Currency Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the third Business Day preceding the date of payment of principal (and premium, if any) or interest with respect to any such Multi-Currency Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Multi-Currency Note will be borne by the Holder thereof by deductions from such payment. Unless otherwise provided in the applicable Pricing Supplement, the Company will be the currency determination agent (the "Currency Determination Agent") with respect to the Multi-Currency Notes.

     PAYMENT CURRENCY

     If the principal of (and premium, if any) or interest on any Multi-Currency Note is payable in any currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Multi-Currency Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the last date such Specified Currency was available (the "Conversion Date"). Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

     If payment in respect of a Note is required to be made in any currency unit (e.g., ECU) and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of such Multi-Currency Note shall be made in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date for such currency unit. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Company or such agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, as of the Conversion Date for such Component Currency.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion, if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     OUTSTANDING MULTI-CURRENCY NOTES

     For purposes of calculating the principal amount of any Multi-Currency Note for any purpose under the Indenture, the principal amount of such Multi-Currency Note at any time Outstanding shall be deemed to be the U.S. dollar equivalent at the Market Exchange Rate, determined as of the date of the original issuance of such Multi-Currency Note, of the principal amount of such Multi-Currency Note.

     DETAILS FOR SETTLEMENT OF MULTI-CURRENCY NOTES

     In addition to the Settlement information specified in "Settlement Procedures" above, the Presenting Agent shall communicate to the Company in the manner set forth in "Settlement
Procedures" the following information:

     1.   Specified Currency
     2.   Denominations
     3. Wire transfer and overseas bank account information (if holder has elected payment in a Specified Currency).

     Whether the sale is through an Agent or to the Agent, as principal, additional or different Settlement details may be set forth in an amendment to these administrative procedures to be agreed to by the Agent and the Company.

PART IV:  SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform or cause to be performed the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement previously entered into between the Trustee and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.

     ISSUANCE

     On any date of settlement (as defined under "Settlement" below) for one or more Fixed Rate Book-Entry Notes, the Company will issue a single Global Security in fully registered form without coupons representing up to $100,000,000 principal amount, or the equivalent thereof in any Specified Currency, other than U.S. dollars, at the Market Exchange Rate used to determine the denomination of such Book-Entry Note as described below (rounded down to an integral multiple of 1,000 units of such Specified Currency), of all of such Notes that have the same original issuance date, interest rate, redemption or repayment provisions and Stated Maturity. Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing up to $100,000,000 principal amount, or the equivalent thereof in any Specified Currency, other than U.S. dollars, at the Market Exchange Rate used to determine the denomination of such Book-Entry Note as described below (rounded down to an integral multiple of 1,000 units of such Specified Currency), of all of such Notes that have the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread, Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption or repayment provisions and Stated Maturity. Each Global Security will be dated and issued as of the date of its authentication by the Trustee, as Trustee. Each Global Security will have an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

     IDENTIFICATION NUMBERS

     The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. The Company will obtain a written list of such series of reserved CUSIP numbers and will deliver to the Trustee and DTC such written list of 900 CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. When fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers the Company shall deliver such additional CUSIP numbers to the Trustee and DTC.

     REGISTRATION

     Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture governing such Global Security. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Book-Entry Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

     VOTING

     In the event of any solicitation of consents from or voting by holders of the Book-Entry Notes, the Company or the Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date.

     TRANSFERS

     Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

     CONSOLIDATION AND EXCHANGE

     The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent
(A) Fixed Rate Book-Entry Notes having the same original issuance date, interest rate, redemption and repayment provisions and Stated Maturity and with respect to which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread or Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption and repayment provisions and with respect to which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and
(iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $150,000,000 (or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note as described below (rounded down to an integral multiple of 1,000 units of such Specified Currency)) in aggregate principal amount, one Global Security will be authenticated and issued to represent each $150,000,000 (or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note as described below (rounded down to an integral multiple of 1,000 units of such Specified Currency)) of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

     NOTICE OF REDEMPTION AND REPAYMENT DATES

     The Trustee will give notice to DTC prior to each redemption date or repayment date (as specified in the Book-Entry Note), if any, at the time and in the manner set forth in the letter of redemption.

     DENOMINATIONS

     Book-Entry Notes denominated in U.S. dollars will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denomination of any Book-Entry Notes denominated in other than U.S. dollars will be the amount of the Specified Currency for such Book-Entry Note equivalent, at the Market Exchange Rate on the first Business Day in the City of New York and the country issuing such currency (or, in the case of ECUs, Brussels) next preceding the date on which the Company accepts the offer to purchase such Book-Entry Note, to U.S. $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency. Global Securities representing one or more Book-Entry Notes will be denominated in principal amounts not in excess of $100,000,000, or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note (rounded down to an integral multiple of 1,000 units of such Specified Currency). If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 (or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note down to an integral multiple of 1,000 units of such Specified Currency) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $150,000,000 principal amount, or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note (rounded down to an integral multiple of 1,000 units of such Specified Currency), of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

     INTEREST

     General. Interest on each Book-Entry Note will accrue from the date of issue of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or the date of Maturity, redemption or repayment; provided, however, that if the Interest Reset Dates with respect to any such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued from but excluding the second preceding Regular Record Date to and including the next preceding Regular Record Date. Interest payable at the Maturity or upon earlier redemption or repayment of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

     Floating Rate Note Notices. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date (as defined in Appendix A hereto) for Floating Rate Notes, the Company will notify the Trustee, and the Trustee in turn will notify Standard & Poor's Corporation, of the interest rates determined on such Interest Determination Date.

     PAYMENTS OF PRINCIPAL AND INTEREST

     Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity or an earlier redemption or repayment date) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Calculation Agent will notify the Trustee and Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

     Payments at Maturity or Upon Redemption or Repayment. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or any redemption or repayment date in the following month. The Company, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity or redemption or repayment date of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity or redemption or repayment date, as the case may be. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

     Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will prepare a written statement indicating the total principal amount of Outstanding Global Securities for which it serves as paying agent as of the immediately preceding Business Day.

     Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity or upon redemption or repayment shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. For maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments: the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its Participants in accordance with its existing operating procedures. Neither the Company nor the Trustee (as Trustee or as Paying Agent nor any other Paying Agent) shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

     Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

     SETTLEMENT PROCEDURES

     In the event of a purchase of Book-Entry Notes by an Agent, as principal, Settlement details will be as set forth below unless such details are set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

     In the event of a sale of a Book-Entry Note that is a Multi-
Currency Note or an Indexed Note, whether the sale is through an Agent or to an Agent, as principal, additional or different
Settlement details may be set forth in an amendment to the administrative procedures to be entered into between such Agent and the Company.

     Other than as contemplated above, settlement procedures with regard to each Book-Entry Note sold by the Company through an Agent, as agent, shall be as follows:

A. The Presenting Agent will advise the Company by telephone, telex or facsimile, of the following settlement information:

     1. Principal amount of the Book-Entry Note (and, if multiple Notes are to be issued, denominations thereof).

     2.   Settlement date.

     3. Stated Maturity and, if the Company has the option to extend the Stated Maturity, the Extension Periods and the Final Maturity Date.

     4.   Issue Price and any OID information.

     5.   Trade date.

     6. If such Book-Entry Note is a Fixed Rate Note, whether such Note is an Amortizing Note.

     7.   The DTC Participant account number of such Agent.

     8. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

          (a)  Fixed Rate Notes:

                    (i)  interest rate
                    (ii) interest payment dates, if other than as
                         specified above

                    (iii)     date or dates, if any, on which the
                              interest rate may be reset and the
                              basis or formula, if any, for such
                              resetting
                    (iv) overdue rate, if any

          (b)  Floating Rate Notes:

                    (i)  interest rate basis
                    (ii) initial interest rate
                    (iii)     spread or spread multiplier, if any
                    (iv) date or dates, if any, on which the
                         spread or spread multiplier may be reset and the basis or formula, if any, for such resetting
                    (v)  interest rate reset periods
                    (vi) interest payment dates
                    (vii)     index maturity
                    (viii)    maximum and minimum interest rates,
                              if any
                    (ix) record dates
                    (x)  interest determination dates
                    (xi) overdue rate, if any

     9. The date on or after which the Book-Entry Notes are redeemable at the option of the Company or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

     10.  Wire transfer information.

     11. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon settlement).

     12.  That the Note will be a Book-Entry Note.

B. The Company will assign a CUSIP number to the Global Security representing such Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent.

C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Presenting Agent, Standard & Poor's Corporation and, upon request, the Trustee under the Indenture pursuant to which such Note is to be issued:

     1.   The information set forth in Settlement Procedure "A."

     2.   Identification as a Fixed Rate Book-Entry Note or a
          Floating Rate Book-Entry Note.

     3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related "DTC Record Date" (which term means the Regular Record Date except in the case of floating rate notes which reset daily or weekly in which case it means the date 5 calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

     4. Frequency of interest payments (monthly, semiannually, quarterly, etc.).

     5. CUSIP number of the Global Security representing such Book-Entry Note.

     6.   Whether such Global Security will represent any other
          Book-Entry Note (to the extent known at such time).

     7. The number of Participant accounts to be maintained by DTC on behalf of the Agents or the Trustee.

D. The Trustee, as Trustee, will complete and authenticate the note certificate evidencing the Global Security representing such Book-Entry Note.

E. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission.

G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F."

J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Book-Entry Note with or prior to any written offer of Book-Entry Notes and the confirmation and payment by the purchaser of the Book-Entry Note.

     The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

     SETTLEMENT PROCEDURES TIMETABLE

     For offers to purchase Book-Entry Notes solicited by an Agent, as agent, and accepted by the Company for settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

SETTLEMENT
PROCEDURES                         TIME

A-B                                11:00 A.M. on the Sale date
C                                  2:00 P.M. on the Sale date
D                                  3:00 P.M. on date before
                                   Settlement date
E                                  10:00 A.M. on Settlement date
F-G                                2:00 P.M. on Settlement date
H                                  4:45 P.M. on Settlement date
I-J                                5:00 P.M. on Settlement date

     If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 11:00 A.M. and 12:00 Noon, respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

     If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

     FAILURE TO SETTLE

     If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "canceled," make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

     If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Book-Entry Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

                            EXHIBIT C

                       PURCHASE AGREEMENT


CBI INDUSTRIES, INC.                                  [DATE]
800 Jorie Boulevard
Oak Brook, Illinois  60521-2268
Attention:  Treasurer


     The undersigned agrees to purchase the following principal amount of the Notes described in the Distribution Agreement dated
            , 1994 (as it may be supplemented or amended from time to time, the "Distribution Agreement"):

     PRINCIPAL AMOUNT:             $

     SPECIFIED CURRENCY:

     DENOMINATED AND INDEXED
     CURRENCIES:

     INTEREST RATE:                     %

     DISCOUNT:                          % of Principal Amount

     AGGREGATE PRICE TO BE PAID    $
     TO COMPANY (IN IMMEDIATELY
     AVAILABLE FUNDS):

     SETTLEMENT DATE:

     AMORTIZING NOTES:

     EXTENDIBLE NOTES:

     OTHER TERMS:

     Terms defined in the Prospectus relating to the Notes and in the Distribution Agreement shall have the same meaning when used herein.

     [In the case of Notes issued in a Specified Currency other than U.S. dollars, payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency; provided, however, that payments of principal of (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) at the option of the Holders thereof, (ii) at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described below or (iii) if so specified in the applicable Pricing Supplement.

     The U.S. dollar amount to be received by a Holder of a Note denominated in other than U.S. dollars who elects to receive payments in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Currency Determination Agent (as defined below) as of noon New York City time on the third Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the third Business Day preceding the date of payment of principal (and premium, if any) or interest with respect to any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment.]

     Our obligation to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive (a) the opinions required to be delivered pursuant to Sections 5(e) and 5(h) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 5(f) of the Distribution Agreement,
(c) the letter referred to in Section 5(g) of the Distribution Agreement in each case dated as of the above Settlement Date and
(d) [insert other conditions as appropriate].

     In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company, other than borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

     We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto there shall have occurred: (i) any change, or any development involving a prospective change, in or affecting primarily the business, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its subsidiaries taken as a whole which materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange;
(iii) a general moratorium on commercial banking activities declared by Federal, Illinois or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, or you are unable to provide any of the opinions, certificates or letters referred to in the second preceding paragraph. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 13 of the Distribution Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of New York.

                              [INSERT NAME[S] OF AGENTS]

                              By:
                                             [Title]


ACCEPTED: ________________, 19

CBI INDUSTRIES, INC.

By:
          [Authorized Signatory]

                            EXHIBIT D

                         [INDEXED NOTE]

                        AMENDMENT NO.
TO DISTRIBUTION AGREEMENT DATED                     , 1994, AS
AMENDED

                [Insert Title of the Denominated
                     and Indexed Currencies]

     The undersigned hereby agree that for the purposes of the issue and sale of Notes denominated in [title of currency or currency unit] (the "Denominated Currency") and indexed to [title of currency or currency unit] (the "Indexed Currency") pursuant to
the Distribution Agreement, dated           , 1994, as it may be
amended (the "Distribution Agreement"), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Notes denominated in the Denominated Currency and indexed to the Indexed Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency or currency unit other than the Applicable Foreign Currency.

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The terms Agent or Agents, as used in the Distribution Agreement, shall be deemed to refer [only] to the undersigned Agents for purposes of this Amendment.

     [Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, etc.]

              , 19

CBI INDUSTRIES, INC.


By:
Name:
Title:

[NAME(S) OF AGENT(S) PARTICIPATING
IN THE OFFERING OF THE INDEXED NOTES]


By:
Name:
Title: